SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No. _______)

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [ ]

        Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                     INTELECT COMMUNICATIONS SYSTEMS LIMITED
                (Name of Registrant as Specified In Its Charter)

           -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

        Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies: ________
(2)     Aggregate number of securities to which transaction applies: ___________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined: ______________
(4)     Proposed maximum aggregate value of transaction: _______________________
(5)     Total fee paid: ________________________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid: ________________________________________________
(2)     Form, Schedule or Registration Statement No.: __________________________
(3)     Filing Party: __________________________________________________________
(4)     Date Filed: ____________________________________________________________

                     INTELECT COMMUNICATIONS SYSTEMS LIMITED

                                  NOTICE OF THE
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, AUGUST 13, 1997

TAKE NOTICE that the Annual General Meeting of Shareholders of INTELECT COMMUNICATIONS SYSTEMS LIMITED (the "Company") will be held on Wednesday, August 13, 1997, at 9:00 a.m. at Gleneagles Country Club, 5401 West Park Blvd., Plano, Texas (the "Meeting") for the purpose of considering and voting upon the following matters:

          1. To fix the number of directors at five (5) and to elect two (2) directors to fill the vacancies created by the expiry of the terms of two of the directors at the Meeting;

          2. To increase the number of shares reserved for issuance under the Company's Stock Incentive Plan;

          3. To appoint Arthur Andersen LLP as independent auditor of the Company for the current year; and

          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Directors of the Company has no knowledge of any other business to be transacted at the Meeting. The Company is, however, in the process of preparing a plan to change the Company's domicile from Bermuda to the State of Delaware in the United States. This process entails the resolution of various accounting and tax issues and will require the approval of the shareholders at a special meeting of the shareholders. The Company expects that such meeting will be held prior to the end of 1997.

        The close of business on July 2, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

        Shareholders of the Company who are unable to attend the Meeting in person are requested to date and sign the enclosed form of proxy and return it in the enclosed envelope. In order to be valid and acted upon at the Meeting, forms of proxy must be returned to the Assistant Secretary of the Company, c/o American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005 at any time up to the last business day before the Meeting or any adjournment thereof or deposited with the Chairman of the Meeting at the Meeting and any adjournment thereof. A shareholder whose shares are held by a broker must return his proxy to his broker in the envelope provided.

DATED July 15, 1997.

                       BY ORDER OF THE BOARD OF DIRECTORS
                   EDWIN J. DUCAYET, JR., ASSISTANT SECRETARY


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                     INTELECT COMMUNICATIONS SYSTEMS LIMITED

                              1100 Executive Drive
                             Richardson, Texas 75081

                                 PROXY STATEMENT
                                     FOR THE
              ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
                           WEDNESDAY, AUGUST 13, 1997

        This Proxy Statement accompanies the Notice (the "Notice") of the Annual General Meeting of Shareholders of Intelect Communications Systems Limited (the "Company") and is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual General Meeting of Shareholders of the Company (the "Meeting") and at any and all adjournments of such Meeting. The Meeting is to be held on Wednesday, August 13, 1997, at 9:00 a.m. at Gleneagles Country Club, 5401 West Park Blvd., Plano, Texas. It is expected that solicitation of proxies will be primarily by mail, however, the Company may retain agents to solicit proxies. The costs of solicitation will be borne by the Company. Unless otherwise stated, all amounts included in this Proxy Statement are stated in U.S. dollars.

        The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders with the mailing of the Notice of Meeting and Proxy Statement. The Notice of Meeting, this Proxy Statement, the Annual Report, and the enclosed proxy are being first mailed to shareholders on or about July 15, 1997.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE YEAR ENDING DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

The Meeting has been called to consider and take action on the following proposals:

          1. To fix the number of directors at five (5) and to elect two (2) directors to fill the vacancies created by the expiry of the terms of two of the directors at the Meeting;

          2. To increase the number of shares reserved for issuance under the Company's Stock Incentive Plan;

          3. To appoint Arthur Andersen LLP as the independent auditor of Company for the current year; and

          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Directors has no knowledge of any other business to be transacted at the Meeting. The Company is, however, in the process of preparing a plan to change the Company's domicile from Bermuda to the State of Delaware in the United States. This process entails the resolution of various accounting and tax issues and will require the approval of the shareholders at a special meeting of the shareholders. The Company expects that such meeting will be held prior to the end of 1997.

APPOINTMENT AND REVOCATION OF PROXIES

        The persons designated in the enclosed form of proxy are either directors or officers of the Company. A shareholder desiring to appoint some other person to represent him or her at the Meeting may do so either by inserting such person's name in the blank space provided in the form of proxy or by completing another form of proxy.

        A proxy or revocation of proxy, in order to be acted upon, must be deposited with the Assistant Secretary of the Company, c/o American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005 at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or with the Chairman of the Meeting at the Meeting or any adjournment thereof. In the case of a proxy revocation by means other than attending the Meeting and notifying the Chairman, such revocation shall be by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

EXERCISE OF DISCRETION BY PROXIES

        All properly executed proxies, not revoked prior to the vote at the Meeting, will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. IF NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR: (1) THE FIXING OF THE NUMBER OF DIRECTORS AT FIVE (5) AND THE ELECTION OF MANAGEMENT'S NOMINEES AS DIRECTORS; (2) AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S STOCK INCENTIVE PLAN; AND (3) THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITOR OF THE COMPANY.

        The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice and with respect to other matters which are appropriately brought before the Meeting. Except as disclosed herein, at the date hereof, the management of the Company knows of no such amendments, variations or other matters.

VOTING SHARES, QUORUM AND VOTES REQUIRED

        The voting shares of the Company are its Common Shares with a par value of $0.01. On July 2, 1997, the Company had outstanding approximately 20,520,161 Common Shares (which number does not include certain requests for conversions into Common Shares that are presently in dispute). Shareholders of record at the close of business on July 2, 1997 (the "Record Date") are entitled to one vote for each Common Share held by them, except to the extent that any such shareholder transfers any such shares after that date and the transferee produces properly endorsed share certificates or otherwise establishes ownership of the shares and demands not later than ten days before the Meeting that the new name of ownership be included in the shareholders list for the Meeting, in which case the transferee is entitled to vote such shares at the Meeting. The presence of two shareholders or proxy holders representing in excess of 35% of the issued and outstanding shares entitled to vote is necessary to constitute a quorum at the Meeting. Approval of each of the items to be voted upon requires the affirmative votes of not less than a majority of Common Shares represented and voting at the Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of July 2, 1997, with respect to the beneficial ownership of the Company's Common Shares by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Shares; (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the information included below is based upon the Company's stock transfer records as maintained by the Company's stock transfer agent.

        The number of Common Shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after July 2, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute admission of beneficial ownership of those shares.

Name and Address                   Amount and Nature of      Percent of Class
of Beneficial Owner                Beneficial Ownership
------------------------------- --------------------------- ----------------
Herman M. Frietsch                      645,334(1)               3.03%
1100 Executive Drive
Richardson, Texas
Peter E. Ianace                         148,095(2)                 *
1100 Executive Drive
Richardson, Texas
R. Eugene Helms                         100,000(3)                 *
269 W. Renner Parkway
Richardson, Texas
Anton Liechtenstein                     377,400(4)               1.77%
Administration and Trust Co.
Josepf Rheinbergerstrasse 6
Vaduz, Liechtenstein
Philip P. Sudan, Jr.                    100,000(5)                 *
Two Houston Center, Suite 3900
Houston, Texas
Robert E. Garrison II                   100,000(6)                 *
5599 San Felipe, 3rd Floor
Houston, Texas
Peter G. Leighton(7)                        100                    *
31 Church Street
Hamilton, Bermuda HM12
Rhianon M. Pedro(8)                         10                     *
31 Church Street
Hamilton, Bermuda HM12
Jeremy T. G. Posner(9)                       0                     *
Zichron Tuvia 28
Jerusalem
Israel
The Coastal Corporation Second          750,000(10)              3.65%
Pension Trust
Nine Greenway Plaza
Houston, Texas
All Directors and Executive
Officers as a group (9 persons)(11)      1,501,606               7.32%

---------------------------
(1) Includes 243,334 shares issuable upon exercise of options which are currently exercisable or become exercisable by August 31, 1997. Includes 6,000 shares owned beneficially by Mr. Frietsch's spouse as to which he disclaims beneficial ownership.
(2) Includes 140,000 shares issuable upon exercise of options which are currently exercisable or become exercisable by August 31, 1997.
(3) Includes 100,000 shares issuable upon exercise of options which are currently exercisable or become exercisable by August 31, 1997.
(4) Includes 100,000 shares issuable upon exercise of options which are currently exercisable or become exercisable by August 31, 1997.
(5) Includes 100,000 shares issuable upon exercise of options which are currently exercisable or become exercisable by August 31, 1997.
(6) Includes 100,000 shares issuable upon exercise of options which are currently exercisable or become exercisable by August 31, 1997.
(7)     Resigned as President and director in March 1997.
(8) Terminated as Treasurer, Chief Financial Officer and Senior Vice President in February 1997.
(9)     Resigned as a director in March 1997.
(10) The information reported is based on a Schedule 13D filed with the Securities and Exchange Commission on June 13, 1997 by The Coastal Corporation Second Pension Trust. Does not include 4,964,013 Common Shares issuable upon conversion of the Company's Series A Preferred Stock after August 31, 1997. See "Certain Transactions."
(11) Includes 791,667 shares issuable upon exercise of options which are currently exercisable or become exercisable by August 31, 1997.
*       Indicates holdings of less than one percent.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

        Information regarding the Company's directors, executive officers, and persons nominated to become directors is set forth below. The current directors were elected by the shareholders at the Annual General Meeting of Shareholders in June 1996, or were subsequently appointed by the Board to fill vacancies created by resignations. Directors will serve for the remainder of their respective terms or until their successors are elected. The executive officers of the Company are elected by, and serve at the pleasure of, the Board of Directors.


NAME                   AGE    OFFICE AND EMPLOYMENT DURING LAST FIVE YEARS

Herman M. Frietsch      57    Chairman of the Board of the Company since 1989;
                              Chief Executive Officer and President since
                              February 1997; Director since 1988; Executive
                              Chairman from October 1995 to February 1997; Chief
                              Executive Officer of Intelect Systems Corp.
                              (a subsidiary of the Company).

Peter E. Ianace         48    Vice President, Sales and Marketing of the Company
                              since February 1997; Vice President, Marketing and
                              Distribution of the Company since June 1996;
                              President of Intelect Network Technologies Company
                              (a subsidiary of the Company) since November 1993;
                              Chief Executive Officer of Intelect Network
                              Technologies Company since July 1995; President of
                              Opcom, Inc., a fiber optic products manufacturer, from January 1992 to March 1993.

R. Eugene Helms         46    Vice President, Chief Technology Officer of the
                              Company since June 1996; President and Chief
                              Executive Officer of DNA Enterprises, Inc. (a subsidiary of the Company) April 1996; President and Owner of TeleSolutions Inc., a consulting firm, since January 1990; Vice President,
                              Engineering of Mizar, Inc., a DSP products manufacturer, from March 1994 to October5 1995.

Edwin J. Ducayet, Jr.   57    Chief Financial Officer of the Company since
                              February 1997; Vice President and Chief Financial
                              Officer of Intelect Network Technologies Company since December 1991.

Prinz Anton von and zu  51    Director of the Company since 1980; Chairman of
Liechtenstein                 the Stock Option Committee; First Managing
                              Director of the Company; Private Investor.

Philip P. Sudan, Jr.    45    Director of the Company since February 1997;
                              Chairman of the Audit Committee; Partner, Ryan &
                              Sudan, L.L.P., a law firm in Houston, Texas, since
                              1990.

Robert E. Garrison II   55    Director of the Company since June 1997; Founder
                              of Harris Webb & Garrison, Inc., a regional investment banking firm located in Houston, Texas, and a partner from 1994 to present; Chairman of the Board and CEO of Pinnacle Management & Trust
                              Co., a trust company and money management firm, from 1994 to present; Chairman of the Board of BioCyte Therapeutics, Inc., a company engaged in the clinical development of novel therapeutics for life threatening diseases, primarily cancer.
                              President and CEO of Med Center Bank & Trust, a
                              Texas state bank, from 1992 to 1994; Mr. Garrison serves on the Board of Directors of Somerset House
                              Publishing, Inc., FFP Partners, Harris Webb &
                              Garrison, Inc., Pinnacle Management & Trust Co., and BioCyte Therapeutics, Inc.

        Messrs. Frietsch and Sudan are members of the Compensation Committee of the Board of Directors. Messrs. Sudan and Garrison are members of the Audit Committee of the Board of Directors. Messrs. Sudan, Liechtenstein, and Garrison are members of the Stock Option Committee of the Board of Directors.

        Effective March 5, 1997, Peter G. Leighton resigned as President and Director of the Company. By letter dated March 21, 1997, Mr. Leighton requested that the Company disclose his letter of resignation which he furnished to the Board of Directors of the Company and which describes Mr. Leighton's disagreements with the Company's operations, policies or practices. The Company has summarized those disagreements, and the Company has presented its views why it believes Mr. Leighton's description of certain events is incorrect or incomplete, in a Form 8-K filed March 27, 1997. The following restates the summary of Mr. Leighton's description of his disagreement with the Company and the Company's response as set forth in such Form 8-K filing: Mr. Leighton stated in his March 5, 1997 letter of resignation that he disagreed with the Company's entering into a $15,000,000 Credit Facility (the "Facility") with St. James Capital Corporation ("St. James"). Mr. Leighton stated in his letter: "Because of my complete objection to the Facility, and the course on which [the Company] has been set in motion by a majority of its Board members, it is impossible for me to continue as a director of this Company." Mr. Leighton expressed concern in his letter that the Company would reach a point where it could not repay the Facility without the injection of further capital. Mr. Leighton also stated that if the Company was unable to raise capital through an equity offering, the Company would be required to negotiate with St. James for additional financing before it can seek financing from other sources. Mr. Leighton also mentioned in his letter certain financing sources that the Board had considered in addition to St. James, and Mr. Leighton disagreed with certain actions taken by Mr. Herman Frietsch, as Chairman of the Board, which had the result of preventing Mr. Leighton from binding the Company to such other financing sources and requiring Board of Directors approval of such other financing sources. Mr. Leighton also believed that the Board of Directors failed in its duty of care to the Company regarding the proper consideration of available financing proposals and that the Facility was contrary to the interests of the Company and its stockholders.

        The Company believes Mr. Leighton's description of certain events as stated in his letter of resignation are incorrect and incomplete, and includes the following brief statement presenting its views on such matters:

        The Board of Directors of the Company gave careful and thorough consideration to all available financing proposals, including those brought forth by Mr. Leighton. The Board of Directors believes that Mr. Leighton's proposals (namely, discounted subordinated convertible debt financings) were not in the best interests of the Company or its stockholders and, among other things, presented significant dilution to stockholders at prices discounted to market. In addition, the Board believed that such financings failed to provide a long-term source of stable financing on which to build future growth. The Board recognized the Company's need for short- and long-term financing on the best possible terms available and gave due consideration to every available alternative. Notwithstanding the assertions in Mr. Leighton's letter, the Board does not believe Mr. Leighton's proposal would have presented the best available financing for the Company. The Board also does not agree with Mr. Leighton's assertion that the Facility creates "fiscal uncertainty." The Facility was designed to provide the Company with the ability to meet existing short-term debt obligations and to provide the necessary short-term working capital to enable the Company to obtain more favorable, long-term capital financing. Further, the Facility was not "exclusive," but merely provided St. James with the first opportunity to provide the Company with additional financing.

        The Company disputes Mr. Leighton's assertion that he was in "complete objection" to the Facility. Contrary to Mr. Leighton's characterization that he was in "complete objection" to the Facility, Mr. Leighton in fact voted in favor of the Facility on three (3) separate occasions: at a Board of Directors meeting in Dallas, Texas on February 14, 1997; at a Board of Directors meeting in Hamilton, Bermuda on February 18, 1997; and by a Unanimous Written Consent of the Board of Directors of the Company dated February 18, 1997. Furthermore, Mr. Leighton, as President of the Company, himself executed the Letter of Intent dated February 14, 1997 with St. James for the Facility.

        Finally, the Board of Directors believes that certain concerns of Mr. Leighton may have been related to personal differences existing between Mr. Leighton and certain members of the Board and the Company's management. Mr. Leighton's resignation came only five days after the Board of Directors voted on February 28, 1997 to redomicile the Company from Bermuda (Mr. Leighton's place of residence) to the United States, and transfer all of the Company's accounting and financial functions and reporting controls from Bermuda to the United States. The Company also notes that Mr. Leighton's term as a director was set to expire at the Meeting.

        Effective March 13, 1997, Jeremy T. G. Posner resigned as a director of the Company. By letter dated May 1, 1997, Mr. Posner, through his attorney, requested that the Company disclose his letter of resignation which he furnished to the Board of Directors of the Company and which describes Mr. Posner's disagreements with the Company's operations, policies or practices. The Company has summarized those disagreements, and the Company has presented its views why it believes Mr. Posner's description of certain events is incorrect or incomplete, in a Form 8-K filed May 8, 1997. The following restates the summary of Mr. Posner's description of his disagreement with the Company and the Company's response as set forth in such Form 8-K filing: Mr. Posner stated in his March 13, 1997 letter of resignation that he was resigning as it had "become increasingly clear . . . that [his] views as a director of the [Company] are in the minority of the Board and [his] efforts to further the interests of the [Company] have been totally frustrated," and Mr. Posner's letter cites two examples.

        The Company believes Mr. Posner's description of certain events as stated in his letter of resignation are incorrect and incomplete and that Mr. Posner's resignation was the result of his disagreement with the source and structure of potential financing and other operational issues of the Company.

                          BOARD AND COMMITTEE MEETINGS

        The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings. The Board of Directors of the Company held 13 meetings during fiscal 1996. Except as set forth below, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the director served and during the period he served. Messrs. Frietsch, Leighton, and Posner each attended 100% of the meetings of the Board of Directors during 1996. Mr. Anton Liechtenstein attended five of the 13 meetings (i.e., 38%), but was represented by proxy at each of the other meetings. Mr. Simon C. Scupham served as a director until his term expired at the Annual General Meeting in June 1996. Mr. Scupham was unable to attend any of the six meetings held in 1996 before the expiration of his term. Mr. Wendall Hollis was appointed a director in March 1996 and attended six of the nine Board meetings held in 1996 while he was a director.

        The Company's Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Stock Option Committee.

        The Audit Committee is responsible for approving the scope of the annual audit and for making recommendations to the Board of Directors concerning the selection of the Company's independent accountants. The Audit Committee also reports to the Board of Directors concerning the Company's internal accounting controls, factors that may affect the integrity of the Company's financial reports, compliance by the Company's management and employees with Company policies, and other matters. During fiscal 1996, the members of the Audit Committee were: from January to June 1996, Messrs. Liechtenstein and Scupham; from June to December 1996, Messrs. Liechtenstein and Hollis. This committee met informally one time during fiscal 1996.

        The Compensation Committee is responsible for determining the compensation of the Company's senior management and establishing compensation policies for the Company's employees generally. During fiscal 1996, the members of this committee were Messrs. Frietsch and Leighton. The Compensation Committee met informally at least six times during fiscal 1996. See "Compensation Committee Report on Executive Compensation" below.

        The Stock Option Committee is responsible for administering the Company's stock option plans. During fiscal 1996, the members of the committee were Messrs. Liechtenstein and Scupham until June 1996, and thereafter were Messrs. Liechtenstein and Hollis. The Stock Option Committee held no formal meetings during fiscal 1996, but instead formalized all its decisions by use of written unanimous consents in lieu of such meetings. The Stock Option Committee executed 15 unanimous consents during fiscal 1996.

        The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        During 1996, directors received no cash compensation or meeting attendance fees for their services as directors, however, non-employee, outside directors who are members of the Audit Committee and the Stock Option Committee each received a cash fee of $10,000 per annum for work on each committee. Currently, employee directors receive no compensation for their services as directors, however, non-employee, outside directors each receive a cash fee of $1,000 per month for service as directors, and members of the Audit, Compensation, and the Stock Option Committees each receive a cash fee of up to $1,000 per month for work on each committee. Non-employee, outside directors also may receive grants of stock options in the discretion of the Board.

       For a discussion of certain transactions between the Company and certain directors and their affiliates, see "Certain Transactions."

COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE

        The following table summarizes the annual and long-term compensation paid to Herman M. Frietsch, President and Chief Executive Officer of the Company, and the other Executive Officers who have earned more than $100,000 in salary and bonus during the last three completed fiscal years ended December 31, 1996 (the Chief Executive Officer and such other Executive Officers are hereinafter referred to as the "Named Executive Officers").

                                  SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                   Annual Compensation                 Compensation
                                      ----------------------------------------------- -------------
                                                                  Other     Securities
                                                                 Annual     Underlying    All Other
                              Fiscal                             Compen-    Options /      Compen-
Name and Principal Positions   Year   Salary ($)   Bonus ($)   sation ($)   SARS  (#)       sation
---------------------------  -------- ----------- ----------- ------------- -----------  ------------
Herman M. Frietsch             1994        20,000     150,000       -            40,000       0
Chairman and Chief             1995       120,000     120,000       -           150,000       0
Executive Officer of the       1996       250,000      -            -            50,000       0
Company; CEO of Intelect7
Systems Corp.
Peter E. Ianace                1995       160,000      -            -           350,000       0
Vice President of the          1996       240,000      -              4,750      -            0
Company; President and
CEO of Intelect Network
Technologies Company
R. Eugene Helms                1996       131,538      56,725         8,827     100,000       0
Vice President of the
Company; President and
CEO of DNA Enterprises
Peter G. Leighton(1)           1994       125,000     100,000       -            40,000       0
                               1995       150,000     150,000       -           150,000       0
                               1996       250,000      -            -            50,000       0
Jeremy T. G. Posner(2)         1994        -           -            -            15,000       0
                               1995        -           -            150,000      30,000       0
                               1996        -           -            125,000      15,000       0
Rhianon M. Pedro(3)            1995        12,500      20,000       -            10,000       0
                               1996        83,333      -            -            40,000       0

----------------------------
(1)     Resigned as President and Director of the Company in March 1997.

(2)     Resigned as Director of the Company in March 1997.

(3) Terminated as Treasurer, Chief Financial Officer, and Senior Vice President of the Company in February 1997.

        The following table sets forth stock options granted in 1996 to each of the Named Executive Officers. The table also set forth the hypothetical gains that would exist for the options at the end of their ten-year terms at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Shares.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                      Number of
                      Common         % of Total                           Potential Realizable Value at
                      Shares          Options/                              Assumed Annual Rates of
                      Underlying        SARS                              Stock Price Appreciation for
                      Options        Granted to   Exercise                      Option Terms(1)
                      /SARS          Employees      Price     Expiration  -----------------------------
        Name          Granted(#)      in 1996     ($/Share)      Date           5% ($)       10% ($)
--------------------- ------------- ------------ ----------- ------------ ---------------------------
Herman M. Frietsch           50,000    3.97%        6.500      04/15/06         204,391       517,966
Peter E. Ianace             -
R. Eugene Helms             100,000    7.94%        5.350      04/01/06         336,459       852,652
Peter G. Leighton            50,000    3.97%        6.500      04/15/06         204,391       517,966
Jeremy T. G. Posner          15,000    1.19%        6.500      04/15/06          61,317       155,390
Rhianon M. Pedro             20,000    1.59%        4.313      02/23/06          54,242       137,460
                              7,000    0.56%        6.500      04/15/06          28,615        72,515
                             13,000    1.03%        7.250      10/04/06          59,273       150,210

------------------------
(1) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options, if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Shares, the optionholders' continued employment through the option period, and the date on which the options are exercised. These amounts are not intended to forecast possible future appreciation, if any, of the Company's stock price.

        The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1996 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1996 and the aggregate gains that would have been realized had these options been exercised on December 31, 1996, even though these options were not exercised, and the unexercisable options could not have been exercised, on December 31, 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                    Number of Securities    Value of Unexercised In-
                      Number of                    Underlying Unexercised      the-Money Options/
                      Common                       Options/SARS at Fiscal            SARS at
                      Shares        Value               Year-End (#)          Fiscal Year-End(2) ($)
Name                  Acquired on   Realized(1)         ------------          ---------------------
                      Exercise (#)  ($)          Exercisable Unexercisable  Exercisable Unexercisable
--------------------- ------------- ------------ -------------------------- -------------------------
Herman M. Frietsch          -            -            226,667        63,333     590,667        28,333
Peter E. Ianace             -            -             70,000       280,000     105,000       420,000
R. Eugene Helms             -            -                  -       100,000      -            -
Peter G. Leighton           135,000      692,525       91,667        63,333     176,267        28,333
Jeremy T. G. Posner         -            -            125,000        40,000     335,844        24,313
Rhianon M. Pedro            -            -             16,333        33,667       2,281         8,313

---------------------
(1) Market value on the date of exercise of shares covered by options exercised, less the option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 1996 ($4.50), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors of the Company during the last fiscal year consisted of Herman M. Frietsch and Peter G. Leighton. During the last fiscal year, Mr. Frietsch served as the Chairman of the Board and Mr. Leighton served as the President of the Company. Mr. Leighton resigned as President and Director of the Company in March 1997. The Compensation Committee is currently composed of Mr. Frietsch and Philip P. Sudan, Jr. Mr. Sudan is a partner of Ryan & Sudan, L.L.P., outside counsel to the Company. During 1996, no executive officer of the Company served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company, nor has such interlocking relationship existed in the past.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

        The Compensation Committee (the "Committee") designs and directs the compensation policies of the Company. Members of the Committee as of December 31, 1996 were Herman M. Frietsch and Peter G. Leighton. The current members of the Committee are Herman M. Frietsch and Philip P. Sudan, Jr. Committee members do not participate in Board actions on compensation relating to themselves.

OVERVIEW AND PHILOSOPHY

        The Committee in determining executive compensation follows the general guideline of pay-for-performance while taking into account the need to provide total compensation packages that will attract and retain qualified and effective executives. Individual performance standards and accomplishments are reviewed and considered in order to relate the compensation of executives to the financial performance of the Company.

        Various elements of compensation fulfill different roles in the attraction, retention and motivation of qualified officers and employees. For Named Executive Officers, greater emphasis is given to variable and contingent forms of compensation and less emphasis is given to perquisites and other benefits. The Company's executive officer compensation is comprised of base salary, cash incentive bonuses, long-term incentive compensation in the form of stock options, and various benefits such as the Company's medical plan.

BASE SALARY

        Subject to the provisions of any applicable employment agreements, base salary levels in fiscal 1996 for the Company's executive officers, including the Chief Executive Officer, were intended and believed to be competitive and comparable relative to companies in the telecommunications industry and other companies in similar or analogous circumstances. In determining base salaries, the Compensation Committee took into account individual experience and performance and specific issues particular to the Company and reviewed independent compensation data to establish levels that were within the ranges of persons holding positions of comparable responsibilities.

COMPENSATION OF CEO

        The compensation arrangements for Messrs. Frietsch and Leighton were established by the Company's Board of Directors based in part upon analyses and guidelines prepared for the Board by the Performance and Compensation Management Group of KPMG Peat Marwick, New York, N.Y., from an independent review and evaluation of executive compensation in comparable circumstances and competitive conditions. The KPMG analysis defined a peer group of companies based on sales, size, and line of business and compared pay levels and practices at these companies with those of the Company. The analysis compared the Company's historic financial performance over the preceding three fiscal years relative to the selected peer group on a range of performance criteria and analyzed all levels of compensation.

ANNUAL CASH BONUS PROGRAM

        The Company maintains annual incentive compensation arrangements for its executive officers. R. Eugene Helms, President and CEO of DNA Enterprises, Inc., a subsidiary of the Company, earned a $56,725 bonus pursuant to his employment contract for the performance and earnings of DNA Enterprises Inc. in fiscal year 1996. Otherwise, no bonuses were paid to executive officers with respect to fiscal year 1996.

STOCK OPTIONS

        To further link the interests of management with those of the Company's shareholders, stock options are granted periodically to a significant number of directors, officers, managers and qualified employees under the 1995 Stock Incentive Plan. To encourage continued service, the options normally become exercisable over three years in three equal annual installments from the date of grant and expire after ten years. Stock options granted to executive officers are considered to be appropriate in terms of the market value of the shares covered by the options relative to performance, other forms of compensation and taking into consideration the possible future value of the options.

BENEFITS

        The Company provides medical benefits to its executive officers pursuant to the Company's medical plan.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m).

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the new statute to mitigate any disallowance of deductions.

        This report of the Compensation Committee on executive compensation is submitted by the current members of the committee as noted below:

                                                            Herman M. Frietsch
                                                            Philip P. Sudan, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in Rule 16a-1(f)), directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all filing requirements applicable to such Reporting Persons were timely complied with during the fiscal year ended December 31, 1996, except that (i) Mr. Ianace filed a Form 5 rather than a Statement of Changes in Beneficial Ownership on Form 4 due January 1997 reflecting one transaction; (ii) Mr. Ducayet filed a Form 5 rather than a Statement of Changes in Beneficial Ownership on Form 4 due January 1997 reflecting one transaction; (iii) Mr. Frietsch filed late a Statement of Changes in Beneficial Ownership on Form 4 due May 1996 reflecting one transaction; (iv) Mr. Leighton filed late a Statement of Changes in Beneficial Ownership on Form 4 due May 1996 reflecting one transaction; (v) Ms. Pedro filed late a Statement of Changes in Beneficial Ownership on Form 4 due November 1996 reflecting one transaction; (vi) Mr. Posner filed late a Statement of Changes in Beneficial Ownership on Form 4 due May 1996 reflecting one transaction; (vii) Nancy E. H. Miracle, Vice President of Intelect Network Technologies Company, filed late a Statement of Changes in Beneficial Ownership on Form 4 due May 1996 reflecting one transaction; and (viii) Willard F. Barnett, Senior Vice President of Intelect Network Technologies Company, filed late a Statement of Changes in Beneficial Ownership on Form 4 due May 1996 reflecting one transaction.

EMPLOYEE AGREEMENTS

        Mr. Frietsch is a party to a management contract with Intelect Systems Corp. (a wholly-owned subsidiary of the Company), the terms of which provide, effective January 1, 1997, for a minimum fee of $250,000 plus the possibility of a discretionary bonus per annum and for a minimum term ending December 31, 1997, thereafter the contract is automatically renewed, but may be terminated on the next December 31 following three (3) years notice of termination.

        Mr. Ianace is a party to an employment agreement with Intelect Network Technologies Company the terms of which provide for a minimum salary of $240,000 for five years ending April 24, 2000.

        During 1996, Mr. Leighton was a party to an employment contract with the Company, the terms of which provided for a minimum salary of $250,000 plus the possibility of a discretionary bonus per annum. Such agreement was amended in January 1996 to provide, upon termination, for the continuation of Mr. Leighton's salary for three years following the year of termination. Mr. Leighton resigned as a director and officer of the Company in March 1997.

COMPARATIVE STOCK PERFORMANCE

        The following graph compares the yearly percentage change in the cumulative total shareholder return over the past five years on the Company's Common Shares (Nasdaq National Market trading symbol ICOMF) through December 31, 1996 with the cumulative total return (including reinvested dividends) of the Standard & Poor's Small Cap Index and the Nasdaq National Market Index ("NMS"). This graph assumes the investment of $100 in the Company's Common Shares, Standard & Poor's Small Cap Index and NMS on January 1, 1991. Amounts have been rounded to the nearest dollar.

        The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                       1991       1992       1993        1994        1995        1996       CAGR(1)
------------------  ---------- ---------- ----------- ----------- ----------- ----------- ------------
ICOMF                  100        146         433         281         742         600        43.1%
S&P SMALLCAP           100        121         144         137         176         216        16.6%
NMS                    100        116         134         131         185         227        17.8%
------------------  ---------- ---------- ----------- ----------- ----------- ----------- ------------

(1)     Compound Annual Growth Rate for the five years ending December 31, 1996.

CERTAIN TRANSACTIONS

        On October 31, 1995, Intelect Network Technologies Company, a wholly-owned subsidiary of the Company, loaned $135,000 to Pete Ianace, the Company's Vice President of Sales and Marketing and President of Intelect Network Technologies Company. The loan is secured by the shares of Company stock issuable upon exercise of any options for the Company's stock issued to Mr. Ianace. The loan was renewed and extended on October 31, 1996, and the maturity date of the loan is October 31, 1997. The loan bears interest at the rate of 5% per annum. As of July 2, 1997, $93,300 (including accrued interest) remained outstanding on the loan.

        On May 8, 1997, the Company executed a Loan Agreement with The Coastal Corporation Second Pension Trust (the "Coastal Trust") pursuant to which the Company borrowed $5million from the Coastal Trust. As of July 2, 1997, the Coastal Trust owned warrants and shares of the Company's Series A Preferred Stock which after August 31, 1997, will be convertible into more than five percent (5%) of the outstanding Common Shares of the Company. The loan was at 2% over prime with principal and interest due at maturity in March 1998. In connection with the loan, the Coastal Trust received warrants to purchase 750,000 Common Shares at an exercise price of $2.00 per share and exercisable over a five year period. Pursuant to the terms of the Loan Agreement, on May 31, 1997 the Company issued to the Coastal Trust 2,482,005 shares of the Company's Series A Preferred Stock, $.01 par value, for $5 million. Pursuant to the Loan Agreement, the Coastal Trust also cancelled $3.5 million of the $5 million loan in exchange for the issuance by the Company to the Coastal Trust of 1,737,404 additional shares of the Company's Series A Preferred Stock. The Preferred Stock has a 10% dividend rate, is convertible into the Company's Common Shares on a one-for-one share basis, has no voting rights except in the event of three quarters arrearage on quarterly dividends, and has preemptive rights. The Company has the choice of paying dividends in cash or in Common Shares based on the current market value of the Common Shares at the time the dividends are payable. The Company may redeem the stock at 110%, 105%, and 100% of the issue price after June 1, in years 1999, 2000, and years thereafter, respectively.

        During 1996, the Company paid $120,000 to CFM Limited, a company controlled by Peter G. Leighton, who at the time was the Company's President and a director. The Company borrowed $500,000 from CFM Limited during 1996, and repaid such loan in September 1996, including interest in the amount of $13,000.

        Philip P. Sudan, Jr., a director of the Company since February 1997, is a partner of Ryan & Sudan, L.L.P., counsel for the Company.

        In January 1996, the Company amended employment agreements with Herman
M. Frietsch and with Peter G. Leighton which, generally upon termination, provide for continuation of salaries for three years following the current year of employment.

        A corporation owned by R. Eugene Helms was paid $156,338 and entered into a royalty agreement with DNA Enterprises, Inc., a wholly-owned subsidiary of the Company, in exchange for certain intellectual property rights in connection with a pocket terminal product and DSP products.


           PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT FIVE (5) AND TO
        ELECT TWO (2) DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR
               SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY

        The Company currently has five (5) director seats. In accordance with
Section 4.03 of the Company's Bye-Laws, the directors are elected for staggered three year terms. The terms of two of the director seats expire at the Meeting. The term for the one director seat that remains vacant does not expire until the next Annual General Meeting. Pursuant to the Company's Bye-Laws, the Board of Directors intends to fill that vacancy when a suitable candidate is located.

        It is proposed that, in accordance with Section 4.01 of the Company's Bye-Laws, the shareholders fix the number of directors, and that such number be fixed at the current number, that is, five (5). Because only two of the director seats expire at the Meeting, it is proposed that the shareholders elect two directors to fill the vacancies created by the expiry of the terms of two of the directors at the Meeting as set forth in the table below. The Board of Directors has concluded that the election of Herman M. Frietsch and Philip P. Sudan, Jr. as directors is in the best interests of the Company and recommends their election.

        The following table states for each of the current directors all other offices held with the Company, principal occupation, the year the post of director of the Company was assumed, the expiry of term as a director of the Company or, in the case of the two directors whose terms expire at the Meeting, the term for which they are proposed to be elected, and the number of Common Shares of the Company that the director has advised are beneficially owned, directly or indirectly, or over which control or discretion is exercised, by him as of the date hereof:

                                                                           New         Common
Name, Offices and Board Membership     Principal    Became     Term        Term        Shares
with Company                           Occupation   Director   Expires     Expires     Held
-------------------------------------- ------------ ---------- ----------- ----------- -----------
HERMAN M. FRIETSCH (3)(4)              Chief           1988       1997        2000     645,334(5)
Chief Executive Officer, President,    Executive
Executive Chairman since October 1995, Officer
Chairman of the Board since April 1989
ANTON LIECHTENSTEIN (2)                Consultant,     1981       1999         N/A     377,400(6)
Chairman of Stock Option Committee,    Private
Chairman of the Board from September   Investor
1985 to March 1989
PHILIP P. SUDAN, JR. (1)(2)(3)(4)      Partner,        1997       1997        2000     100,000(7)
Chairman of the Audit Committee        Ryan &
                                       Sudan,
                                       L.L.P.
ROBERT E. GARRISON II (1)(2)           Partner,
                                       Harris
                                       Webb &
                                       Garrison,
                                       Inc.            1997       1998         N/A     100,000(8)

(1)     Member, Audit Committee.
(2)     Member, Stock Option Committee.
(3)     Member, Compensation Committee.
(4)     To be Elected at the Annual General Meeting.
(5) Includes 243,334 shares issuable upon exercise of options which are exercisable or become exercisable by August 31, 1997. Includes 6,000 shares owned beneficially by Mr. Frietsch's spouse as to which he disclaims beneficial ownership.
(6) Includes 100,000 shares issuable upon exercise of options which are exercisable or become exercisable by August 31, 1997.
(7) Includes 100,000 shares issuable upon exercise of options which are exercisable or become exercisable by August 31, 1997.
(8) Includes 100,000 shares issuable upon exercise of options which are exercisable or become exercisable by August 31, 1997.

For information relating to Common Shares owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

        Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the fixing of the number of directors at five
(5) and FOR the election of the nominees listed herein. Proxies may not be voted for a greater number of persons than the number of nominees named. Although the Board of Directors of the Company does not contemplate that any of such nominees will be unable to serve, if such a situation exists prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other persons as may be nominated by the Board of Directors.

        The Board of Directors unanimously recommends a vote FOR fixing of the number of directors at five (5) and FOR the election of the nominees listed above.

         PROPOSAL TO INCREASE THE NUMBER OF ADDITIONAL SHARES AVAILABLE
              FOR ISSUANCE UNDER THE COMPANY'S STOCK INCENTIVE PLAN

        The Company's Stock Incentive Plan (the "Plan") is a principal component of the Company's executive compensation program, tying executive compensation directly to shareholder value, specifically the market price of the Common Shares. The purposes of the Plan have been and continue to be to enable the Company and its subsidiaries to attract and retain directors and key employees, to provide them with strong incentive to advance the interests of the Company, and to otherwise align the interests of management more closely with that of the Company and its shareholders. The use of equity ownership is an important tool to achieve these ends. The Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory options not intended to qualify as incentive options.

        In order to continue and to enhance the effectiveness of the Plan, the Board of Directors, in accordance with the recommendation of its Stock Option Committee, adopted on July 2, 1997, subject to shareholder approval, an amendment to increase the number of Common Shares available for issuance under the Plan from 3,000,000 to 4,000,000.

        The aggregate number of Common Shares which may be issued under the Plan is currently set at 3,000,000 shares, which quantity was approved at the December 13, 1995 Special General Meeting of Shareholders. Since that authorization, the Company's capitalization has approximately doubled. As the Company grows, the need to attract and maintain additional key employees increases correspondingly. In light of the increase of outstanding shares and in light of the recent vacancies created on the Board and of certain officerships, both requiring the attraction of additional individuals of the highest caliber, the Board of Directors and the Stock Option Committee have concluded that the maximum number of Common Shares that may be issued under the Plan should be increased from the current maximum of 3,000,000 to an aggregate of 4,000,000 shares.

        The awards, if any, that will be made to eligible participants under the Plan, as amended, are not determinable at this time.

        The following is a summary of the material provisions of the Plan:

ADMINISTRATION AND ELIGIBILITY

        The Plan is administered by the Board of Directors and by the Stock Option Committee of the Board of Directors. Subject to the provisions of the Plan, the Stock Option Committee has authority to construe the respective option agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations in the judgment of the Stock Option Committee necessary or desirable for the administration of the Plan.

        Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided that incentive stock options may be granted only to persons who are eligible to receive such options under Section 422 of the Code. The granting of options to directors and officers shall be determined either (a) by the full Board of Directors, or (b) by a committee consisting solely of two or more "Non-Employee" directors (as such term is defined in Rule 16(b)(3)) promulgated under the Securities Exchange Act of 1934.

NUMBER OF SHARES AND EXERCISE PRICE

        Subject to adjustment as provided in the Plan, the maximum number of Common Shares of the Company which currently may be issued and sold under the Plan is 3,000,000 shares. As of July 2, 1997, options to purchase a total of 2,511,500 Common Shares were outstanding under the Plan. The maximum number of Common Shares with respect to which an option may be granted to any participant under the Plan is 350,000 per calendar year (subject to adjustment as provided in the Plan).

        The Stock Option Committee (or, in the alternative, the full Board of Directors) selects the exercise price per share of stock, provided the exercise price cannot be less than (a) 110% of fair market value for incentive stock options granted to a holder of more than 10% of the Company's capital stock, (b) 100% of fair market value for incentive stock options generally and (c) 25% of fair market value for nonstatutory options. The option price may be paid in cash or Common Shares owned by the optionee as provided in the Plan. The Stock Option Committee shall also determine the expiration of the option period, provided that no stock options shall be exercisable later than 10 years after the date on which the option is granted, provided, however, in the case of incentive stock options granted to a holder of more than 10% of the Company's capital stock, such date shall not be later than five years after the date on which the option is granted. In all cases, options shall be subject to earlier termination as provided in the Plan.

TERMS OF OPTIONS

        All options are nontransferable other than by will or the laws of descent and distribution. The Stock Option Committee has the authority under the Plan to set the times within which the options vest. Unless the stock option agreement with respect to any options otherwise provides, the options become exercisable on a cumulative basis of 331/3% of the total number of shares covered thereby on each of the first, second, and third anniversary dates of the grant of the option. Holders of incentive stock options may generally exercise such options up to three months after voluntary termination of employment (which termination has been made with the consent of the Company), unless termination results from death or disability in which case such options may be exercised at any time prior to the expiration date of such stock option or within one year after the date of termination of employment, whichever period is shorter. Holders of nonstatutory options may exercise such options at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of voluntary termination of employment (which termination has been made with the consent of the Company), whichever period is shorter.

        Notwithstanding the foregoing, if the employment terminates for any reason other than voluntary termination with the consent of the Company, retirement under a retirement plan of the Company, or death, all outstanding stock options shall automatically terminate.

        The Stock Option Committee determines when options granted under the Plan become exercisable. The Stock Option Committee may accelerate the date on which any option granted may be exercised, provided that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 promulgated under the Exchange Act.

        The Stock Option Committee has authority, with the consent of the effected optionee, to cancel or amend any outstanding options under the Plan and to grant in substitution therefor new options covering the same or a different number of Common Shares and having an exercise price per share which may be lower or higher than the exercise price per share of the outstanding options.

AMENDMENT AND TERMINATION

        The Board of Directors may at any time modify or amend the Plan in any respect, provided that no such alteration or amendment of the Plan shall, without shareholder approval (i) increase by more than 10% the total number of shares which may be issued under the Plan to persons subject to Section 16 under the Securities Exchange Act of 1934 ("Section 16 Persons"), (ii) materially increase the benefits accruing under the Plan to Section 16 Persons, (iii) materially modify the requirements as to eligibility for participation in the Plan by Section 16 Persons, (iv) make any changes in the class of employees eligible to receive incentive stock options under the Plan, or (v) increase the number of shares with respect to which incentive stock options may be granted under the Plan. Termination or any amendment of the Plan shall not, without the consent of an optionee, adversely effect his or her rights under an option previously granted.

        The Plan provides that, in the event of any change in control of the Company that is not approved by a majority of the Company's Board of Directors, all options issued pursuant to the Plan shall become immediately exercisable.

        The Plan shall terminate with respect to incentive stock options upon the earlier of December 13, 2005, or the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted thereunder. The Plan shall terminate with respect to nonstatutory options on December 13, 2005.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Plan and with respect to the sale of Common Shares acquired under the Plan.

     INCENTIVE STOCK OPTIONS

        In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Shares acquired through the exercise of the option ("ISO Shares"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

        Generally, the tax consequences of selling ISO Shares will vary with the length of time that the participant has owned the ISO Shares at the time it is sold. If the participant sells ISO Shares after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the dated the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Shares over the exercise price.

        If the participant sells ISO Shares for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Shares for more than one year prior to the date of sale.

        If a participant sells ISO Shares for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Shares. This capital loss will be a long-term capital loss if the participant has held the ISO Shares for more than one year prior to the date of sale.

     NONSTATUTORY STOCK OPTIONS

        As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Shares acquired through the exercise of the option ("NSO Shares") on the Exercise Date over the exercise price.

        With respect to any NSO Shares, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Shares, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Shares over the participant's tax basis in the NSO Shares. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Shares for more than one year prior to the date of the sale.

     TAX CONSEQUENCES TO THE COMPANY

        The grant of an option under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Shares acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants with respect to nonstatutory stock options under the Plan with are employees or otherwise subject to withholding.

BOARD RECOMMENDATION

        The Board of Directors unanimously recommends a vote FOR the proposal to increase the number of stock options available under the Plan as set forth above.

        Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the proposed increase of the number of Common Shares issuable under the Plan to 4,000,000.

                     PROPOSAL TO APPROVE ARTHUR ANDERSEN LLP
                      AS INDEPENDENT AUDITOR OF THE COMPANY

        The Board of Directors, in accordance with the recommendation of its Audit Committee, which is composed of non-employees of the Company, has requested Arthur Andersen LLP ("Arthur Andersen") to act as independent auditors of the Company for the 1997 fiscal year, subject to shareholder approval. If approved by the shareholders, Arthur Andersen would replace the firm of KPMG Peat Marwick, Chartered Accountants, Hamilton, Bermuda ("KPMG"), whose term as independent auditors for the Company expires at the Meeting.

        The KPMG report dated April 9, 1997 on the consolidated financial statements of the Company for the year ended December 31, 1996 (the "KPMG Report") noted that the consolidated financial statements and financial statement schedule accompanying the report were prepared assuming that the Company would continue as a going concern. The KPMG Report further noted that as discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from continuing operations and is dependent upon the successful development and commercialization of its products and its ability to secure adequate sources of capital until the Company is operating profitably. The KPMG Report noted that these matters raise substantial doubt about the Company's ability to continue as a going concern, and that management's plans with regard to these matters were described in note 1 to the consolidated financial statements.

        During the two years ended December 31, 1995 and December 31, 1996, there were no "disagreements" between the Company and KPMG as described in Item 304(a)(1)(iv) of Regulation S-K.

        Representatives of Arthur Andersen are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. Representatives of KPMG are not expected to be present.

        The Board of Directors unanimously recommends a vote FOR the selection of Arthur Andersen as the Company's independent auditors.

                                  ANNUAL REPORT

        The 1997 Annual Report to Stockholders for the Company's fiscal year ended December 31, 1996, is being mailed to each shareholder receiving this Proxy Statement, but does not form any part of the proxy solicitation material.

        THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDING DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. SUCH REQUESTS SHOULD BE ADDRESSED TO INVESTOR RELATIONS, ATTENTION:
MARY GOZIOGLU, INTELECT COMMUNICATIONS SYSTEMS, LIMITED, 1100 EXECUTIVE DRIVE, RICHARDSON, TEXAS 75081.

                                  OTHER MATTERS

        The Board of Directors does not intend to bring any other matters before the Meeting nor does the Board of Directors know of any matters which otherhlriglhlggoivihgrghfdurhhdshw persons intend to bring before the Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

          SHAREHOLDER PROPOSALS AND SUBMISSIONS FOR 1998 ANNUAL MEETING

        If any Shareholder wishes to present a proposal to be considered for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next Annual Meeting of Shareholders, such proposal shall be presented to the Company's management by March 16, 1998. Such proposals should be directed to the Company, 1100 Executive Drive, Richardson, Texas 75081, Attention: Chief Financial Officer.

        THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOUR VOTE IS IMPORTANT. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANYTIME PRIOR TO THE VOTE.

                                          By Order of the Board of Directors
Dated: July 15, 1997                      HERMAN M. FRIETSCH
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                    INTELECT COMMUNICATIONS SYSTEMS LIMITED
                PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                                AUGUST 13, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having received the notice of annual meeting, proxy statement, and annual report for the year ended December 31, 1996, hereby appoints Herman M. Frietsch and Edwin J. Ducayet, Jr., and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the undersigned in Intelect Communications Systems Limited at the annual meeting of shareholders to be held on August 13, 1997 and at any adjournments thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

A [X] Please mark your
      votes as in this
      example.

                     FOR ELECTION TO           WITHHOLD
                   TERM EXPIRING 2000.    AUTHORITY (to vote
                (except as required in     for all nominees
                   the contrary below)       listed above)

2. Election of            [ ]                     [ ]
   Directors

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S). PRINT THE NAME OF THE NOMINEE ON THE SPACE PROVIDED.

_____________________________________________________

NOMINEES:      HERMAN M. FRIETSCH
               PHILIP P. SUDAN, JR.

                                                       FOR   AGAINST   ABSTAIN
1. To fix the number of directors at five (5).         [ ]     [ ]       [ ]

3. To increase the number of shares reserved for
   issuance under the Company's Stock Incentive
   Plan from 3,000,000 to 5,000,000.                   [ ]     [ ]       [ ]

4. Approval of appointment of Arthur Andersen, LLP,
   as independent auditors for the year ending
   December 31, 1997                                   [ ]     [ ]       [ ]

5. In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors as of the date of the accompanying proxy statement, matters incident to the conduct of the meeting and to vote for any nominees of the Board whose nomination results from the inability of any of the above named nominees to serve.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE FOR THE FIXING OF THE NUMBER OF DIRECTORS AT FIVE, THE ELECTION OF THE NOMINEES LISTED ABOVE, THE INCREASE OF STOCK OPTIONS, AND THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Please sign exactly as name appears below.

Signature ______________________________________________________________________
Signature if held jointly ______________________________________________________
Dated __________________, 1997

Appendix to Proxy Statement of Intelect Communications Systems Limited filed with the Securities and Exchange Commission on July 15, 1997, as required by
Schedule 14A, Item 10, Instruction 3:

Intelect Communications Systems Limited Stock Incentive Plan

                     INTELECT COMMUNICATIONS SYSTEMS LIMITED
                              STOCK INCENTIVE PLAN

1.      PURPOSE.

        The purposes of the Stock Incentive Plan (the "Plan") are to enable Intelect Communications Systems Limited (the "Company") and its Subsidiaries, if any, to attract and retain directors and key employees and to provide them with additional incentive to advance the interests of the Company. For the purposes of the Plan, the term "Subsidiary" means any corporation or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or equity interests therein.

2.      ADMINISTRATION.

               (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board.

               (b) The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the Plan as it shall deem to be necessary and advisable for the administration of the Plan.

               (c) Notwithstanding any provision contained in this Plan, the Board of Directors shall have the authority, in addition to the authority that the Board may delegate to the Committee, to issue options in compliance with the terms of this Plan as the Board of Directors shall in its discretion determine to be necessary or appropriate.

3.      ELIGIBILITY.

               (a) Officers and other key employees of the Company or any Subsidiary shall be eligible to be granted stock options and to receive restricted shares, restricted share units, performance units or bonus share awards as described herein.

4.      SHARES AVAILABLE.

        The aggregate number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), which may be issued and as to which grants or awards of stock options, restricted shares, restricted share units, performance units or bonus shares may be made under the Plan is 3,000,000 shares (of which no more than 1,000,000 shares shall be available for the grant of restricted shares or restricted share units), subject to adjustment and substitution as set forth in
Section 8. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. If Common Shares or the right to receive shares of Common Shares are forfeited to the Company pursuant to the restrictions applicable to restricted shares or restricted share units awarded under the Plan, the shares so forfeited or covered by such right shall not again be available for the purposes of the Plan. To the extent any award of performance units is not earned or is paid in cash rather than shares, the number of shares covered thereby shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

5.      GRANTS AND AWARDS.

               (a) With respect to officers and other key employees, the Committee shall have authority, in its discretion, to grant incentive stock options pursuant to Section 422 of the Code and non-qualified stock options, and to award restricted shares, restricted share units, performance units and bonus shares.

                                       A 2

               Notwithstanding any other provision contained in the Plan or in any stock option agreement, the aggregate fair market value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000; provided, however, that all or any portion of a stock option which cannot be exercised because of such limitation shall be treated as a non qualified option.

               The maximum number of shares covered by all grants or awards in any fiscal year of the Company to any participant shall not exceed 350,000 (subject to adjustment and substitution as set forth in Section
        8).

               (b) The Board of Directors or the Committee shall be authorized to issue stock options to non-employee directors in such amounts and on such terms as the Board or the Committee may in its discretion determine, provided such grants are otherwise made in compliance with the provisions of this Plan.

               (c) If a grantee of a stock option, restricted share or performance unit engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options held by the grantee, declare forfeited all restricted shares or restricted share units held by the grantee as to which the restrictions have not yet lapsed and terminate all outstanding performance unit awards held by the grantee for which the applicable Performance Period has not been completed; provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in Section 9(c), if the lapse of the restrictions applicable to restricted shares or restricted share units has been accelerated as provided in Section 9(d), or if a performance unit has been deemed to have been earned as provided in Section 9 (e). Whether a grantee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall be determined by the Committee in its discretion, and any such determination shall be final and binding.

6.      TERMS AND CONDITIONS OF STOCK OPTIONS.

        Stock options granted under the Plan shall be subject to the following terms and conditions:

               (a) The purchase price at which each stock option may be exercised (the "option price") shall not be less than one hundred percent (100%) of the fair market value per share of the Common Shares covered by the stock option on the date of grant; provided, however, that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "Ten Percent Employee"), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this
        Section 6(a), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly. by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any company, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

               (b) The option price for each non-qualified stock option shall be determined by the Committee but may not be less than 25% (twenty-five percent) of the fair market value of the Common Shares on the date the stock option is granted.

               (c) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include

                                       A 3
        cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company Common Shares having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no Common Shares which have been held for less than six months may be delivered in payment of the option price of a stock option. Notwithstanding any procedure of a broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no Common Shares will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of Common Shares available for issuance under the Plan.

               (d) No stock option shall be exercisable during the first six months of its term, except that this limitation on exercise shall not apply if Section 9(b) becomes applicable or if the issuance or grant of the stock option has been approved by the Board of Directors. No stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. To the extent it is exercisable, a stock option may be exercised at any time in whole or in part.

               (e) The Committee shall have the power to set the time or times within which each option shall be exercisable, and to accelerate the time or times of exercise. Unless the stock option agreement otherwise provides, the option shall become exercisable on a cumulative basis as to 33-1/3% of the total number of shares covered thereby on each of the first, second, and third anniversary dates of the date of grant of the option.

               (f) No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee.

               (g) Unless the Committee, in its discretion, shall otherwise determine:

                      (i) If the employment or directorship of a grantee who is
               not disabled within the meaning of Section 422 (c) (6) of the Code (a "Disabled Grantee") is voluntarily terminated with the consent of the Company or a Subsidiary or a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such incentive stock option or within three months after the date of such termination, whichever is the shorter period;

                      (ii) If the employment or directorship of a grantee who is not a Disabled Grantee is voluntarily terminated with the consent of the Company or a Subsidiary or a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding non-qualified stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period;

                                       A 4

                      (iii) If the employment or directorship of a grantee who
               is a Disabled Grantee is voluntarily terminated with the consent of the Company or a Subsidiary, any then outstanding stock option held by such grantee shall be exercisable by the grantee in full (whether or not so exercisable by the grantee immediately prior to such termination) by the grantee at any time prior to the expiration date of such stock option or within one year after the date of such termination, whichever is the shorter period;

                      (iv) Following the death of a grantee during employment or while serving as a director, any outstanding stock option held by the grantee at the time of death shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the death of the grantee) by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

                      (v) Following the death of a grantee after termination of
               employment or his or her directorship during a period within which a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the will of the grantee or by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

                      (vi) Unless the exercise period of a stock option
               following termination of employment or directorship has been extended as provided in Section 9(c), if the employment or directorship of a grantee terminates for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death, all outstanding stock options held by the grantee at the time of such termination shall automatically terminate.

        Whether termination of employment or directorship is a voluntary termination with the consent of the Company or a Subsidiary and whether a grantee is a Disabled Grantee shall be determined in each case by the Committee in its discretion and any such determination by the Committee shall be final and binding.

               (h) All stock options shall be confirmed by an agreement, which shall be executed on behalf of the Company by an executive officer authorized by the Committee and by the grantee.

               (i) The term "fair market value" for all purposes of the Plan shall mean the market price of the Common Shares, determined by the Committee as follows:

                      (i) If the Common Shares are traded on a stock exchange,
               then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

                      (ii) If the Common Shares are traded in the Nasdaq Stock
               Market and is classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq National Market system for such date;

                      (iii) If the Common Shares are traded in the Nasdaq Stock
               Market, but is not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; and

                                       A 5

                      (iv) If none of the foregoing provisions is applicable,
               then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

               (j) The obligation of the Company to issue Common Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Shares may then be listed and
        (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

        Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 6(j), or an amendment thereto.

7. TERMS AND CONDITIONS OF RESTRICTED SHARE, RESTRICTED SHARE UNIT, PERFORMANCE UNIT AND BONUS SHARE AWARDS.

               (a) RESTRICTED SHARES AND UNITS. Restricted share or restricted share unit awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of restricted Common Shares or restricted share units entitling the holder to receive Common Shares awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares or units while such shares or units are subject to other restrictions imposed under this Section 7), the duration of such restrictions, events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of restricted shares or restricted share units and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted share or restricted share unit awards shall be effective only upon execution of the applicable restricted share or restricted share unit agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the grantee.

               Restricted shares or restricted share units may be issued for no consideration other than for services to be rendered or for such consideration as shall be determined at the time of award by the Committee.

               Except as otherwise specified by the Committee at the time of award of restricted shares or restricted share units, restricted shares or restricted share units issued shall vest (i.e., become non-forfeitable,) as follows: 33 1/3% on the date of the first anniversary of the date of issuance of the restricted shares or restricted share units and an additional 33 1/3% on each anniversary date thereafter. If prior to full vesting of the restricted shares or restricted share units the employment of the holder thereof is voluntarily terminated with the consent of the Company or Subsidiary or the holder retires under any retirement plan of the Company or a Subsidiary or dies during employment, the Committee may in its absolute discretion determine to vest all or any part of the restricted shares or restricted share units except as otherwise provided in Section 9(e). If the employment of the holder of restricted shares or restricted share units terminates for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death, all unvested restricted shares or restricted share units shall be forfeited. Whether the termination of employment is a voluntary termination with the consent of the Company or a Subsidiary shall be determined by the Committee in its discretion, and a determination by the Committee on any matter with respect to restricted shares or restricted share units shall be final and binding on both the Company and the holder of restricted shares or restricted share units.

                                       A 6

               Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the Committee shall deposit share certificates for such restricted shares in escrow (which may be an escrow in the custody of an officer of the Company). Upon the lapse or termination of the applicable restrictions (and not before such time), the grantee shall be issued or transferred share certificates for such restricted shares. From the date a restricted share award is effective, the grantee shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee. The grantee of restricted share units shall not have any rights as a shareholder until the delivery to the grantee of shares on lapse of the restrictions imposed.

               (b) PERFORMANCE UNITS. The Committee may award performance units which shall be earned by an awardee based on the level of performance over a specified period of time by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the awardee individually, as determined by the Committee. For the purposes of the grant of performance units, the following definitions shall apply:

                      (i) "Performance unit" shall mean an award, expressed in
               dollars or Common Shares, granted to an awardee with respect to a Performance Period. Awards expressed in dollars may be established as fixed dollar amounts, as a percentage of salary, as a percentage of a pool based on earnings of the Company, a Subsidiary or Subsidiaries or any branch, department or other portion thereof or in any other manner determined by the Committee in its discretion, provided that the amount thereof shall be capable of being determined as a fixed dollar amount as of the close of the Performance Period.

                      (ii) "Performance Period" shall mean an accounting period
               of the Company or a Subsidiary of not less than one year, as determined by the Committee in its discretion.

                      (iii) "Performance Target" shall mean that level of
               performance established by the Committee which must be met in order for the performance unit to be fully earned. The Performance Target may be expressed in terms of earnings per share, return on assets, asset growth, ratio of capital to assets or such other level or levels of accomplishment by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the awardee individually as may be established or revised from time to time by the Committee.

                      (iv) "Minimum Target" shall mean a minimal level of
               performance established by the Committee which must be met before any part of the performance unit is earned. The Minimum Target may be the same as or less than the Performance Target in the discretion of the Committee.

               An awardee shall earn the performance unit in full by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained at the end of the Performance Period, no part of the performance unit shall have been earned by the awardee. If the Minimum Target is attained but the Performance Target is not attained, the portion of the performance unit earned by the awardee shall be determined on the basis of a formula established by the Committee.

               Payment of earned performance units shall be made to awardees following the close of the Performance Period as soon as practicable after the time the amount payable is determined by the Committee. Payment in respect of earned performance units, whether expressed in dollars or shares, may be made in cash, in Common Shares, or partly in cash and partly in Common Shares, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars shall be converted to

                                       A 7
        shares, and performance units expressed in shares shall be converted to dollars, based on the fair market value of the Common Shares, as of the date the amount payable is determined by the Committee.

               If prior to the close of the Performance Period the awardee of performance units is voluntarily terminated with the consent of the Company or a Subsidiary or the awardee retires under any retirement plan of the Company or a Subsidiary or the awardee dies during employment, the Committee may in its absolute discretion determine to pay all or any part of the performance unit based upon the extent to which the Committee determines the Performance Target or Minimum Target has been achieved as of the date of termination of employment, retirement or death, the period of time remaining until the close of the Performance Period and/or such other factors as the Committee may deem relevant. If the Committee in its discretion determines that all or any part of the performance unit shall be paid, payment shall be made to the awardee or his or her estate as promptly as practicable following such determination and may be made in cash, in Common Shares, or partly in cash and partly in Common Shares, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars shall be converted to shares, and performance units expressed in shares shall be converted to dollars, based on the fair market value of the Common Shares as of the date the amount payable is determined by the Committee.

               Except as otherwise provided in Section 9(e), if the employment of an awardee of performance units terminates prior to the close of a Performance Period for any reason other than voluntary termination with the consent of the Company or a Subsidiary or retirement under any retirement plan of the Company or a Subsidiary or death, the performance units of the awardee shall be deemed not to have been earned, and no portion of such performance units may be paid. Whether termination of employment is a voluntary termination with the consent of the Company or a Subsidiary shall be determined, in its discretion, by the Committee. Any determination by the Committee on any matter with respect to performance units shall be final and binding on both the Company and the awardee.

               Performance unit awards shall be evidenced by a written agreement in the form prescribed by the Committee which shall set forth the amount or manner of determining the amount of the performance unit, the Performance Period, the Performance Target and any Minimum Target and such other terms and conditions as the Committee in its discretion deems appropriate. Performance unit awards shall be effective only upon execution of the applicable performance unit agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee.

               (C) BONUS SHARES. The Committee shall have the authority in its discretion to award bonus Common Shares to eligible employees from time to time in recognition of the contribution of the awardee to the performance of the Company, a Subsidiary or Subsidiaries, or any branch, department or other portion thereof, in recognition of the awardee's individual performance or on the basis of such other factors as the Committee may deem relevant.

8.      ADJUSTMENT AND SUBSTITUTION OF SHARES.

        If a dividend or other distribution shall be declared upon the Common Shares payable in Common Shares, the number of Common Shares then subject to any outstanding stock options, restricted share units or performance unit awards and the number of Common Shares which may be issued under the Plan but are not then subject to outstanding stock options or awards shall be adjusted by adding thereto the number of Common Shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Common Shares so distributed with respect to any restricted shares held in escrow shall be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

                                       A 8

        If the outstanding Common Shares shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another company, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Shares subject to any then outstanding stock option, restricted share unit or performance unit award, and for each share of the Common Shares which may be issued under the Plan but which is not then subject to any outstanding stock option or award, the number and kind of shares of stock or other securities into which each outstanding share of the Common Shares shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.

        In case of any adjustment or substitution as provided for in this
Section 8, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

        No adjustment or substitution provided for in this Section 8 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares held in escrow shall be treated in the same manner as owners of Common Shares not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefor.

        If any such adjustment or substitution provided for in this Section 8 requires the approval of shareholders in order to enable the Company to grant incentive stock options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

9.      ADDITIONAL RIGHTS IN CERTAIN EVENTS.

               (a) DEFINITIONS. For purposes of this Section 9, the following terms shall have the following meanings:

                      (i) The term "Person" shall be used as that term is used
               in Sections 13(d) and 14(d) of the 1934 Act.

                      (ii) Beneficial ownership shall be determined as provided
               in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

                      (iii) "Voting Shares" shall mean all securities of a
               company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Shares to elect Directors by a separate class vote); and a specified

                                       A 9
               percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Shares to elect Directors by a separate class vote).

                      (iv) "Tender Offer" shall mean a tender offer or exchange
               offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary), whether or not such offer is approved or opposed by the Board.

                      (v) "Section 9 Event" shall mean the date upon which any
               of the following events occurs:

                             (A) The Company acquires actual knowledge that any
                      Person has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 20% or more of the Voting Power of the Company, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company, or a Person approved by the Board that has acquired 20% or more but less than 50% of the Voting Power of the Company; or

                             (B) A Tender Offer is made to acquire securities of
                      the Company entitling the holders thereof to 20% or more of the Voting Power of the Company; or

                             (C) A solicitation subject to Rule 14a-11 under the
                      1934 Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board shall be made by any person other than the Company; or

                             (D) The shareholders of the Company shall approve a
                      merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation,
                      (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 20% of the consolidated assets of the Company immediately prior to the transaction;

               provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in Section 9(a)(v)(A), (ii) a grantee is required to be named pursuant to Item 2 of the Schedule 14D-I (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in Section 9(a)(v)(B), or (iii) if a grantee is a "participant" as defined in 14a-11 under the 1934 Act (or any successor Rule) in a solicitation (other than a solicitation by the Company) referred to in Section 9(a)(v)(C), then no Section 9 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

               (b) ACCELERATION OF THE EXERCISE DATE OF STOCK OPTIONS. Unless the agreement referred to in Section 6 (g), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any "Section 9 Event" occurs all outstanding stock options (other than those held by a person referred to in the proviso to Section 9(a) (v) ) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

                                      A 10

               (C) EXTENSION OF THE EXPIRATION DATE OF STOCK OPTIONS. Unless the agreement referred to in Sec tion 6(h), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee (other than a grantee referred to in the proviso to Section 9(a)(v)) whose employment with the Company or a Subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

               (d) LAPSE OF RESTRICTIONS ON RESTRICTED SHARE OR RESTRICTED SHARE UNIT AWARDS. If any "Section 9 Event" occurs prior to the scheduled lapse of all restrictions applicable to restricted share or restricted share unit awards under the Plan (other than those held by a person referred to in the proviso to Section 9(a) (v)), all such restrictions shall lapse upon the occurrence of any such "Section 9 Event" regardless of the scheduled lapse of such restrictions.

               (e) PAYMENT OF PERFORMANCE UNITS. If any "Section 9 Event" occurs prior to the end of any Performance Period, all performance units awarded with respect to such Performance Period (other than those held by a person referred to in the proviso to Section 9(a)(v)) shall be deemed to have been fully earned as of the date of such Section 9 Event, regardless of the attainment or nonattainment of the Performance Target or any Minimum Target, and shall be paid to the awardees thereof as promptly as practicable thereafter. If the performance unit is not expressed as a fixed amount in dollars or shares, the Committee may provide in the performance unit agreement for the amount to be paid in the case of a Section 9 Event.

10.     EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER.

        Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option or to be awarded restricted shares, restricted share units, performance units or bonus shares under the Plan. Nothing in the Plan, in any stock option, in any restricted share, restricted share unit, performance unit or bonus share award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time.

11.     AMENDMENT.

        The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no such alteration or amendment of the Plan shall, without shareholder approval (i) increase by more than 10% the total number of shares which may be issued under the Plan to persons subject to Section 16 under the 1934 Act ("Section 16 Persons"), (ii) materially increase the benefits accruing under the Plan to Section 16 Persons, (iii) materially modify the requirements as to eligibility for participation in the Plan by Section 16 Persons, (iv) make any changes in the class of employees eligible to receive incentive stock options under the Plan, or (v) increase the number of shares with respect to which incentive stock options may be granted under the Plan; approval of the Plan by the shareholders of the Company pursuant to Section 12 shall also be deemed to constitute approval of any amendments to Section 6(f) that are designed to take advantage of changes in income tax or securities laws or regulations adopted for the purpose of reducing or eliminating restrictions on transferability of options. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, restricted shares, restricted share units, performance units or bonus shares theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

                                      A 11

12.     EFFECTIVE DATE AND DURATION OF PLAN.

        The effective date and date of adoption of the Plan shall be December 13, 1995, the date of approval of the Plan by the Shareholders. No stock option may be granted, and no restricted shares, restricted share units, bonus shares or performance units payable in performance shares may be awarded under the Plan subsequent to December 13, 2005.

13.     INDEMNIFICATION.

        In addition to such other rights of indemnification as they may have as directors, the members of the Committee administering the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of such member's duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14.     APPROVAL OF PLAN; EFFECTIVE DATE.

        The Plan was adopted by the Board of Directors on October 18, 1995 and approved by the Shareholders and became effective on December 13, 1995.

                                      A 12